   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003
                                         REGISTRATION STATEMENT NO. 333-

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-51913 POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-08319 POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 033-63613 POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 033-28381 POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 002-95523 POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 002-83903
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                 LEHMAN BROTHERS INC.                               DELAWARE                            12-3216325
           LEHMAN BROTHERS HOLDINGS INC.                            DELAWARE                            13-3216325
(Exact name of Registrant as specified in its charter)  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
                                                         incorporation or organization)

                                                            ----------------------
                    745 SEVENTH AVENUE                                                    THOMAS A. RUSSO, ESQ.
                 NEW YORK, NEW YORK 10019                                             LEHMAN BROTHERS HOLDINGS INC.
                      (212) 526-7000                                                      745 SEVENTH AVENUE
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                                  NEW YORK, NEW YORK 10019
 INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE                                    (212) 526-7000
                         OFFICES)                                      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                                                      INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR REGISTRANT)

                                                             COPIES TO:

                 BARRETT S. DIPAOLO, ESQ.                                                ANDREW R. KELLER, ESQ.
              LEHMAN BROTHERS HOLDINGS INC.                                          SIMPSON THACHER & BARTLETT LLP
                     399 PARK AVENUE                                                      425 LEXINGTON AVENUE
                 NEW YORK, NEW YORK 10022                                               NEW YORK, NEW YORK 10017
                                                            ----------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             ----------------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             ----------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==================================== ===================== =================== ============================ ======================
                                                               PROPOSED
                                                                MAXIMUM                                           AMOUNT OF
      TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE PER         PROPOSED MAXIMUM          REGISTRATION
    SECURITIES TO BE REGISTERED      REGISTERED(1)(2)(3)     SECURITY(4)      AGGREGATE OFFERING PRICE         FEE(2)(5)
------------------------------------ --------------------- ------------------  ---------------------------- ----------------------
Guarantees by Lehman Brothers
  Holdings Inc. of Debt
  Securities of Lehman Brothers
  Inc. .....................         $ 34,794,380                              $ 34,794,380                 $ 2,815
==================================== ===================== =================== ============================ ======================

(1) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received by Lehman Brothers Holdings Inc. for the guarantees of debt securities.

(2) The prospectus contained herein relates to $1,684,438,000 of outstanding and up to $1,795,000,000 of unsold debt securities of Lehman Brothers Inc. covered by Registration Statement Nos. 333-51913, 333-08319, 033-63613, 033-28381, 002-95523 and 002-83903 (the "LBI Registration
       Statements"), previously filed by the Registrant under the Securities Act of 1933. The required filing fees in respect of such debt securities were paid upon the filing of the LBI Registration Statements.

(3) This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrants. Includes the amount, if any, that may be acquired and sold by such affiliates in connection with such market-making activities.

(4)    Omitted in accordance with Rule 457(o) under the Securities
       Act of 1933.

(5) Calculated in accordance with Rules 457(o) and (q) under the Securities Act of 1933.


                             ----------------------

       Pursuant to Rule 429 under the Securities Act of 1933, the prospectus supplement contained herein also relates to $1,684,438,000 of outstanding and up to $1,795,000,000 of unsold securities of Lehman Brothers Inc. covered by Registration Statement Nos. 333-51913, 333-08319, 033-63613, 033-28381,
002-95523 and 002-83903 previously filed with the Commission on Form S-3 and declared effective. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-51913, Post-Effective Amendment No. 2 to Registration Statement No. 333-08319, Post-Effective Amendment No. 4 to Registration Statement No. 033-63613, Post-Effective Amendment No. 2 to Registration Statement No. 033-28381, Post-Effective Amendment No. 4 to Registration Statement No. 002-95523 and Post-Effective Amendment No. 4 to Registration Statement No. 002-83903.

       The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                INTRODUCTORY NOTE

         This Registration Statement contains a form of prospectus supplement relating to the full and unconditional guarantee by Lehman Brothers Holdings of debt securities previously issued and hereafter issuable by Lehman Brothers Inc. To the extent required, the information in the applicable prospectus and this prospectus supplement will be updated at the time of each future offering. Upon each such offering, a prospectus supplement to the applicable prospectus and this prospectus supplement will be filed.

--------------------------------------------------------------------------------
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2003

PROSPECTUS SUPPLEMENT
(To prospectus dated May 6, 1998)
(To prospectus dated November 9, 1993)
(To prospectus dated May 20, 1985)

                                 $34,794,380

                              LEHMAN BROTHERS INC.

                                 DEBT SECURITIES

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                          LEHMAN BROTHERS HOLDINGS INC.

                              GENERAL TERMS OF SALE

         The following terms will generally apply to $1,684,438,000 of issued and outstanding debt securities of Lehman Brothers Inc. and $1,795,000,000 of debt securities of Lehman Brothers Inc. to be sold from time to time using this prospectus supplement, a prospectus supplement relating to a specific series of debt securities and the attached prospectus. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings and a broker-dealer registered under the Securities Exchange Act of 1934. The debt securities will be fully and unconditionally guaranteed by Lehman Brothers Holdings. Specific terms for each guaranteed debt security to be sold will be provided in a supplement to this prospectus supplement and the attached prospectus.

       Lehman Brothers Inc. and Lehman Brothers Holdings may offer the guaranteed debt securities through underwriters, dealers or agents or by themselves directly.

                             ----------------------

       The securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable prospectus supplement sets forth or will set forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the securities in respect of which this prospectus supplement is being delivered.

       This prospectus supplement and the attached prospectus, together with any applicable prospectus supplement, may also be used by affiliates of Lehman Brothers Inc. and Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principal or agent in such transactions.

                                 ---------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                                 LEHMAN BROTHERS

         , 2003

                                TABLE OF CONTENTS


Where You Can Find More Information About Lehman Brothers Holdings...........S-3

Lehman Brothers Holdings.....................................................S-4

Ratio of Earnings to Fixed Charges...........................................S-4

Use of Proceeds..............................................................S-4

Description of the Guarantees................................................S-5

Certain United States Federal Income Tax Consequences........................S-7

Plan of Distribution........................................................S-13

ERISA Considerations........................................................S-16

Experts.....................................................................S-16

Legal Matters...............................................................S-16



                                 ---------------

       You should only rely on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any applicable prospectus supplement. Neither Lehman Brothers Inc. nor Lehman Brothers Holdings has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Lehman Brothers Inc. and Lehman Brothers Holdings are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information Lehman Brothers Inc. and Lehman Brothers Holdings previously filed with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of the date of the applicable document. The business, financial condition, results of operations and prospects of Lehman Brothers Inc. and Lehman Brothers Holdings may have changed since that date.

       WHERE YOU CAN FIND MORE INFORMATION ABOUT LEHMAN BROTHERS HOLDINGS

       Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These SEC filings are available to the public over the Internet at the SEC's web site at WWW.SEC.GOV. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

       Lehman Brothers Holdings and Lehman Brothers Inc. filed a registration statement on Form S-3 with the SEC covering the guarantees offered by this prospectus supplement. The registration statement also constitutes an amendment of previous registration statements on Form S-3 filed with the SEC by Lehman Brothers Inc. covering the debt securities offered by the attached prospectus. For further information on Lehman Brothers Holdings and Lehman Brothers Inc. and the offered securities, you should refer to the registration statements and their exhibits. This prospectus supplement summarizes material provisions of the offered guarantees, and the attached prospectus summarizes material provisions of the offered debt securities and related indentures. Because this prospectus supplement and the attached prospectus may not contain all the information that you may find important, you should review the full text of the registration statements and their exhibits. Lehman Brothers Holdings and Lehman Brothers Inc. have included copies of the documents summarized in this prospectus supplement and the attached prospectus in exhibits to the registration statements of which this prospectus supplement and the attached prospectus are a part.

       The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information Lehman Brothers Holdings files with them, which means important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the attached prospectus, and information that Lehman Brothers Holdings files later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this prospectus until the later of (1) the completion of the offering of the securities described in this prospectus supplement and the attached prospectus and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus supplement and the attached prospectus:

       o the Annual Report on Form 10-K for the year ended November 30, 2002;

       o the Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003; and

       o the Current Reports on Form 8-K filed on December 11, December 19 and December 23, 2002 (two filings), January 9, March 17, March 20, March 21, April 29, May 1, May 2, May 8 (two filings), May 13, May 20, May 27, June 2, June 19, June 24, July 1, July 10, July 14, July 22, August 26, August 27 and September 10, 2003.

       You may also request a copy of any or all of the information that has been incorporated by reference in this prospectus, free of cost, by writing or telephoning Lehman Brothers Holdings at the following address and telephone number:

                          Lehman Brothers Holdings Inc.
                        Office of the Corporate Secretary
                                 399 Park Avenue
                            New York, New York 10022
                                 (212) 526-0858

                            LEHMAN BROTHERS HOLDINGS

       Lehman Brothers Holdings together with its subsidiaries ("Lehman Brothers") is one of the leading global investment banks, serving institutional, corporate, government and high net-worth individual clients and customers. Lehman Brothers' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is engaged primarily in providing financial services. Other businesses in which Lehman Brothers is engaged represent less than 10 percent of consolidated assets, revenues or pre-tax income.

       Lehman Brothers' business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange and derivative products and certain commodities. Lehman Brothers acts as a market-maker in all major equity and fixed income products in both the United States and international markets. Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as the NASD, and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

       Lehman Brothers provides a full array of capital market products and advisory services worldwide. Through Lehman Brothers' investment banking, trading, research, structuring and distribution capabilities in equity and fixed income products, Lehman Brothers continues its focus of building its client/customer business model. These "customer flow" activities represent a majority of Lehman Brothers' revenues. In addition to its customer flow activities, Lehman Brothers also takes proprietary positions, the success of which is dependent on its ability to anticipate economic and market trends. Lehman Brothers believes its customer flow orientation mitigates its overall revenue volatility.

       Lehman Brothers Holdings is a Delaware corporation, incorporated on December 29, 1983. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

       Lehman Brothers Inc. is a wholly-owned subsidiary of Lehman Brothers Holdings.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows Lehman Brothers Holdings' consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years and the most recent interim period:

                                                                                        SIX
                                                                                       MONTHS
                                                      YEAR ENDED NOVEMBER 30,           ENDED
                                             --------------------------------------    MAY 31,
                                              1998    1999    2000    2001    2002      2003
                                             ------  ------  ------  ------  ------    -------
Ratio of Earnings to Fixed Charges......      1.07    1.12    1.14    1.11    1.13      1.23

                                 USE OF PROCEEDS

       Lehman Brothers Holdings will not receive directly any proceeds from any offered guarantees. For a discussion of the use of proceeds to be received by Lehman Brothers Inc. from any offering of debt securities, see "Use of Proceeds" in the attached prospectus.

                          DESCRIPTION OF THE GUARANTEES

       The following description of the terms of the guarantees of Lehman Brothers Holdings supplements the description of the general terms and provisions of the debt securities of Lehman Brothers Inc. set forth in the attached prospectus. Terms used in this prospectus supplement will have the meanings described in the attached prospectus, unless otherwise specified.

       The specific prospectus supplement relating to each offering of debt securities of Lehman Brothers Inc. to be issued in the future will contain the specific information and terms for that offering. You should read carefully the particular terms of a series of debt securities in the specific prospectus supplement. If any information in the specific prospectus supplement relating to your debt securities is inconsistent with this prospectus supplement or the attached prospectus, you should rely on the information in the specific prospectus supplement relating to your debt securities. That prospectus supplement may also add, update or change information contained in the attached prospectus and this prospectus supplement. It is important for you to consider the information contained in the attached prospectus, this prospectus supplement and the specific prospectus supplement relating to your debt securities in making your investment decision.

GUARANTEES

       The guarantees are to be issued under the respective senior or senior subordinated indentures described in the attached prospectus between Lehman Brothers Inc. and the respective trustees named therein, each as amended and supplemented to date and as further amended and supplemented by a supplemental indenture among Lehman Brothers Inc., Lehman Brothers Holdings, as guarantor, and the applicable trustee setting forth the terms of the guarantee, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement and the attached prospectus briefly summarize the material provisions of the indentures and the debt securities and guarantees. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you.

       A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus supplement forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page S-3 or by contacting the applicable trustee.

       Payment of the principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc. described in the accompanying prospectus and any other supplement thereto will be fully and unconditionally guaranteed by Lehman Brothers Holdings, which is the parent corporation of Lehman Brothers Inc. Lehman Brothers Holdings will guarantee the full and prompt payment of the principal of, premium, if any, and interest on the debt securities of Lehman Brothers Inc. when and as the same become due and payable, whether at maturity, upon redemption or purchase, by declaration of acceleration or otherwise. The guarantee provides that upon a default in payment of principal of and premium, if any, and interest on the debt securities of Lehman Brothers Inc., the holder of the debt security may institute legal proceedings directly against Lehman Brothers Holdings without first proceeding against Lehman Brothers Inc.

       A guarantee issued by Lehman Brothers Holdings of senior debt securities or of senior subordinated debt securities of Lehman Brothers Inc. will be an unsecured obligation of Lehman Brothers Holdings ranking equally with all unsecured and unsubordinated indebtedness of Lehman Brothers Holdings.

       You should refer to the most recent report on Form 10-K or Form 10-Q of Lehman Brothers Holdings filed with the SEC and incorporated by reference in this prospectus supplement to obtain the most recent financial information about Lehman Brothers Holdings. The indentures do not limit the amount of additional debt or guarantees or other contingent liabilities that Lehman Brothers Holdings may issue or incur or limit Lehman Brothers Holdings ability to mortgage, pledge or place a lien or security interest or other encumbrance of any of its assets.

       The guarantees are unsecured obligations of Lehman Brothers Holdings. Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered guarantees are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries (other than Lehman Brothers Inc. as issuer) will have no obligation to pay any amount in respect of the guarantees or debt securities or to make any funds available therefor.

       Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized.

       Lehman Brothers Holdings, Lehman Brothers Inc. and their affiliates maintain bank accounts, borrow money and have other customary banking relationships and other business relationships with the trustees in the ordinary course of business.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date of this prospectus supplement and replaces the discussion of tax consequences in the attached prospectus. (In this summary, references to the debt securities include the guarantees thereof.) Except where noted, this summary deals only with debt securities held as capital assets by United States holders (as defined below) and does not deal with special situations. For example, this summary does not address:

       o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

       o tax consequences to persons holding debt securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

       o tax consequences to United States holders of debt securities whose "functional currency" is not the U.S. dollar;

       o certain expatriates who are holders of our debt securities;

       o alternative minimum tax consequences, if any; or

       o any state, local or foreign tax consequences.

       The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code, and rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. Lehman Brothers Inc. has summarized or will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities in the specific prospectus supplement relating to your debt securities.

       If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisor.

       IF YOU ARE CONSIDERING THE PURCHASE OF DEBT SECURITIES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

       CONSEQUENCES TO UNITED STATES HOLDERS

       The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

       Certain consequences to "non-United States holders" of debt securities are described under "--Consequences to Non-United States Holders" below.

       "United States holder" means a beneficial owner of a debt security that is for United States federal income tax purposes:

       o a citizen or resident of the United States;

       o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

       o an estate the income of which is subject to United States federal income taxation regardless of its source;

       o a trust that (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

       PAYMENTS OF INTEREST

       Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

       ORIGINAL ISSUE DISCOUNT

       If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when Lehman Brothers Inc. determines that a particular debt security will be an OID debt security.

       A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

       o it is payable at least once per year;

       o it is payable over the entire term of the debt security; and

       o it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

       Lehman Brothers Inc. will give you notice in the applicable prospectus supplement when it determines that a particular debt security will bear interest that is not qualified stated interest.

       If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

       Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

       If you own OID debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

       The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

       o the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

       o the aggregate of all qualified stated interest allocable to the accrual period.

       OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. Lehman Brothers Inc. is required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

       Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if:

       o the interest on a floating rate debt security is based on more than one interest index; or

       o the principal amount of the debt security is indexed in any manner.

       This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

       You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisor about this election.

       SHORT-TERM DEBT SECURITIES

       In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

       MARKET DISCOUNT

       If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition.

       In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a bond-by-bond basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisor before making this election.

       Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

       ACQUISITION PREMIUM, AMORTIZABLE BOND PREMIUM

       If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

       If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

       SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

       Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or with respect to foreign currency debt securities or contingent payment debt securities, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

       TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

       Lehman Brothers Inc. may legally discharge its obligations under the debt securities as more fully described under "Description of Senior Debt Securities--Satisfaction and Discharge" in the attached prospectus. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions.

       Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

       Following the legal discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

       Any gain realized would generally not be taxable to non-United States holders under the circumstances outlined below under "Consequences to Non-United States Holders--United States Federal Income Tax."

       Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the United States federal income tax law.

       CONSEQUENCES TO NON-UNITED STATES HOLDERS

       The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities. "Non-United States holder" means a beneficial owner of a debt security that is not a United States holder.

       Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

       UNITED STATES FEDERAL WITHHOLDING TAX

       The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities under the portfolio interest rule provided that:

       o interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

       o you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Lehman Brothers Inc. within the meaning of the Code and United States Treasury regulations;

       o you are not a controlled foreign corporation that is related to Lehman Brothers Inc. through stock ownership;

       o you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

       o either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or successor form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable United States Treasury regulations.

       Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide Lehman Brothers Inc. with a properly executed:

       o IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

       o IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

       Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

       UNITED STATES FEDERAL INCOME TAX

       If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that premium, interest and OID on a net income basis (although exempt from the 30% withholding tax, provided certification and disclosure requirements discussed above under "--United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

       You generally will not be subject to United States federal income tax on the disposition of a debt security unless:

       o the gain is effectively connected with your conduct of a trade or business in the United States; or

       o you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

       UNITED STATES FEDERAL ESTATE TAX

       Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death provided that:

       o any payment to you on the debt securities would be eligible for exemption from the 30% United States federal withholding tax under the portfolio interest rule described in the bullet points under "--United States Federal Withholding Tax," without regard to the certification requirements of the fifth bullet point; and

       o interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

       UNITED STATES HOLDERS

       In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 28% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

       Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

       NON-UNITED STATES HOLDERS

       If you are a non-United States holder of debt securities, Lehman Brothers Inc. must report annually to the IRS and to you the amount of payments Lehman Brothers Inc. makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments Lehman Brothers Inc. makes to you provided that it does not have actual knowledge or reason to know that you are a United States person and it has received from you the statement described above in the fifth bullet point under "--United States Federal Withholding Tax."

       In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a debt security made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption.

       Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.


                              PLAN OF DISTRIBUTION

       Lehman Brothers Inc. and Lehman Brothers Holdings may offer or may have offered the offered securities in one or more of the following ways from time to time:

       o to or through underwriters or dealers;

       o by itself directly;

       o through agents; or

       o through a combination of any of these methods of sale.

       Any such underwriters, dealers or agents may include Lehman Brothers Inc. or affiliates of Lehman Brothers Inc. and Lehman Brothers Holdings.

       The prospectus supplement relating to a particular offering of securities sets forth or will set forth the terms of such offering, including:

       o the name or names of any underwriters, dealers or agents;

       o the purchase price of the offered securities and the proceeds to Lehman Brothers Inc. and Lehman Brothers Holdings from such sale;

       o any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

       o the initial public offering price;

       o any discounts or concessions to be allowed or reallowed or paid to dealers; and

       o any securities exchanges on which such offered securities may be listed.

       Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

       If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price (which may be changed); at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. In connection with those sales, underwriters may be deemed to have received compensation from Lehman Brothers Inc. or Lehman Brothers Holdings in the form of underwriting discounts and commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agent. The applicable prospectus supplement will include any required information about underwriting compensation paid to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

       In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

       o A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

       o A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

       o A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

       These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

       If dealers are utilized in the sale of offered securities, Lehman Brothers Inc. and Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

       Offered securities may be sold directly by Lehman Brothers Inc. and Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Inc. or Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Inc. and Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

       If so indicated in the applicable prospectus supplement, Lehman Brothers Inc. and Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Inc. and Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the supplement will set forth the commission payable for solicitation of such contracts.

       Lehman Brothers Inc. is a member of NASD Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

       Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Inc. and Lehman Brothers Holdings, to indemnification by Lehman Brothers Inc. and Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents, as well as their affiliates and associates, may be customers of or lenders to, engage in transactions with, or perform services for, Lehman Brothers Inc. and Lehman Brothers Holdings and their affiliates in the ordinary course of business.

       Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

MARKET-MAKING TRANSACTIONS

       This prospectus supplement and the attached prospectus, together with any applicable prospectus supplement may also be used by affiliates of Lehman Brothers Inc. and Lehman Brothers Holdings in connection with offers and sales of securities related to market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. These affiliates may act as principals or agents in such transactions, including as agent for the counterparty in a transaction in which these affiliates act as principal, or as agent for both counterparties in a transaction in which these affiliates do not act as principal. These affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. These affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

                              ERISA CONSIDERATIONS

       Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

       Any person proposing to acquire the offered securities will be deemed to have represented, by its purchase and holding of the offered securities, that either (i) no portion of the assets used by it to acquire and hold the offered securities constitutes assets of any employee benefit plan that is subject to Title I of ERISA, of plans, individual retirement accounts or other arrangement that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include "plan assets" of such plans, accounts or arrangements, or
(ii) the purchase and holding of the offered securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws.

                                     EXPERTS

       The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings as of November 30, 2002 and 2001, and for each of the years in the three-year period ended November 30, 2002, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2002, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in this prospectus supplement in reliance upon their report given on said authority.


                                  LEGAL MATTERS

       The validity of the securities offered by this prospectus supplement will be passed upon for Lehman Brothers Holdings by Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings. Mr. DiPaolo beneficially owns, or has rights to acquire under Lehman Brothers Holdings' employee benefit plans, an aggregate of less than 1% of Lehman Brothers Holdings' common stock. The validity of the securities offered by this prospectus supplement will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP from time to time acts as counsel for Lehman Brothers Holdings and its subsidiaries.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following are the estimated expenses to be incurred and paid by Lehman Brothers Holdings Inc. and Lehman Brothers Inc. (together, the "Registrants") in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee............................................................   $     2,815
Legal fees and expenses.........................................................        50,000*
Accounting fees and expenses....................................................        50,000*
Transfer Agent and Trustee fees and expenses....................................        30,000*
NASD filing fee.................................................................         3,980*
Blue Sky qualification fees and expenses........................................         5,000*
Miscellaneous fees and expenses.................................................         8,205*
                                                                                   -----------
  Total.........................................................................   $   150,000
                                                                                   ===========

------------------
*        Estimated and subject to future contingencies

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Each Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person's duty. Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, Lehman Brothers Holdings or Lehman Brothers Inc., as the case may be, must indemnify such person against the expenses which such person actually and reasonably incurred.

       Lehman Brothers Inc.'s certificate of incorporation and Lehman Brothers Holdings' by-laws provide that Lehman Brothers Inc. or Lehman Brothers Holdings, as the case may be, will indemnify each of its present and former directors, officers, employees and agents, and each person who is or was serving at the request of the corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent of another corporation or other enterprise, to the extent and in the manner permitted by Delaware law, subject to certain limitations and procedures. Lehman Brothers Holdings must (in the case of a present or former director or officer) and may (in the case of any other person referred to above) pay expenses in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Lehman Brothers Holdings. Lehman Brothers Inc. must (in the case of a director) and may (in the case of any other person referred to above) may pay expenses in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Lehman Brothers Inc.

       Lehman Brothers Inc.'s and Lehman Brothers Holdings' certificates of incorporation provide that the liability of their respective directors to Lehman Brothers Inc. or its stockholders or Lehman Brothers Holdings or its stockholders, as the case may be, for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to Lehman Brothers Inc. or its stockholders or Lehman Brothers Holdings or its stockholders, as the case may be, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or
(d) for any transaction from which the director derives an improper personal benefit.

       The effect of these provisions is to eliminate the rights of Lehman Brothers Inc. or its stockholders or Lehman Brothers Holdings or its stockholders, as the case may be, to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of Lehman Brothers Inc. or its stockholders or Lehman Brothers Holdings or its stockholders, as the case may be, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

       Lehman Brothers Inc. and Lehman Brothers Holdings have each purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware. The directors, officers and employees of Lehman Brothers Inc. are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

       Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of each of the Registrants and each of their respective officers and directors who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 16. EXHIBITS

       The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

ITEM 17.      UNDERTAKINGS

       (a) The undersigned Registrants hereby undertake:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3)
              of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 2003.

                                     LEHMAN BROTHERS INC.


                                     By:  /s/ BARRETT S. DIPAOLO
                                         ---------------------------------------
                                         Name:  Barrett S. DiPaolo
                                         Title: Senior Vice President


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Thomas A. Russo, Jeffrey A. Welikson and Barrett
S. DiPaolo, and each of them, as his true and lawful agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) and supplements to the within registration statement and any registration statement previously filed by the Registrant or a predecessor in interest, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Dated: September 11, 2003

           SIGNATURE                                  TITLE
------------------------------        ------------------------------------------


    /s/ RICHARD S. FULD, JR.          Chief Executive Officer
------------------------------        and Chairman of the Board
       Richard S. Fuld, Jr.           of Directors (principal executive officer)


       /s/ DAVID GOLDFARB             Chief Financial Officer (principal
------------------------------        financial and accounting officer)
         David Goldfarb


    /s/ HOWARD L. CLARK, JR.          Director
------------------------------
     Howard L. Clark, Jr.


   /s/ THOMAS H. CRUIKSHANK           Director
------------------------------
     Thomas H. Cruikshank


     /s/ FREDERICK FRANK              Director
------------------------------
      Frederick Frank

     /s/ HARVEY M. KRUEGER            Director
------------------------------
      Harvey M. Krueger


   /s/ SHERMAN R. LEWIS, JR.          Director
------------------------------
     Sherman R. Lewis, Jr.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 2003.

                                     LEHMAN BROTHERS HOLDINGS INC.


                                     By:  /s/ BARRETT S. DIPAOLO
                                         ---------------------------------------
                                         Name:  Barrett S. DiPaolo
                                         Title: Vice President


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Thomas A. Russo, Jeffrey A. Welikson and Barrett
S. DiPaolo, and each of them, as his true and lawful agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) and supplements to the within registration statement and any registration statement previously filed by the Registrant or a predecessor in interest, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Dated: September 11, 2003

           SIGNATURE                                  TITLE
------------------------------        ------------------------------------------


   /s/ RICHARD S. FULD, JR.           Chief Executive Officer
------------------------------        and Chairman of the Board
      Richard S. Fuld, Jr.            of Directors (principal executive officer)


     /s/ DAVID GOLDFARB               Chief Financial Officer
------------------------------        and Executive Vice President (principal
        David Goldfarb                financial and accounting officer)


    /s/ MICHAEL L. AINSLIE            Director
------------------------------
      Michael L. Ainslie


      /s/ JOHN F. AKERS               Director
------------------------------
       John F. Akers


     /s/ ROGER S. BERLIND             Director
------------------------------
      Roger S. Berlind

   /s/ THOMAS H. CRUIKSHANK           Director
------------------------------
     Thomas H. Cruikshank


   /s/ SIR CHRISTOPHER GENT           Director
------------------------------
     Sir Christopher Gent


      /s/ HENRY KAUFMAN               Director
------------------------------
        Henry Kaufman


     /s/ JOHN D. MACOMBER             Director
------------------------------
       John D. Macomber


      /s/ DINA MERRILL                Director
------------------------------
       Dina Merrill

                                           EXHIBIT INDEX

                                                                                        FILED HEREWITH(--);
                                                                                     TO BE FILED BY AMENDMENT;
       EXHIBIT                                                                          OR INCORPORATED BY
        NUMBER                               DESCRIPTION                                    REFERENCE TO
--------------------  --------------------------------------------------------  -------------------------------------
1(a)                    -    Form of Underwriting Agreement (including          To be filed by amendment
                             Delayed Delivery Contract) for Debt Securities
                             and Guarantees

4(a)                    -    Indenture, dated as of March 1, 1996,              Exhibit 4(a) to Post-Effective
                             between Lehman Brothers Inc. and Bank One Trust    Amendment No. 2 to Registration
                             Company, N.A. (as successor in interest to The     Statement No. 33-63613 filed on
                             First National Bank of Chicago), as Trustee,       April 12, 1996
                             with respect to Lehman Brothers Inc.'s Senior
                             Subordinated Debt Securities (the "1996 Senior
                             Subordinated Indenture") (including the form of
                             Senior Subordinated Debt Security to be issued
                             thereunder)

4(b)                    -    First Supplemental Indenture, dated as of          Exhibit 4(b) to Registration
                             April 19, 1996, to the 1996 Senior Subordinated    Statement No. 33-08319 filed on July
                             Indenture                                          17, 1996

4(c)                    -    Form of Second Supplemental Indenture among        To be filed by amendment
                             Lehman Brothers Inc., Lehman Brothers Holdings
                             Inc., as guarantor, and Bank One Trust Company,
                             N.A. (as successor in interest to The First
                             National Bank of Chicago), as Trustee, to the
                             1996 Senior Subordinated Indenture

4(d)                    -    Senior Indenture, dated as of October 23,          Exhibit 4(o) to Lehman Brothers
                             1995, between Lehman Brothers Inc. and The Bank    Inc.'s Registration Statement No.
                             of New York, as Trustee, with respect to the       33-63613 filed on October 23, 1995
                             Lehman Brothers Inc.'s Senior Debt Securities
                             (the "Senior Indenture") (including the form of
                             Senior Debt Security to be issued thereunder)

4(e)                    -    Form of First Supplemental Indenture among         To be filed by amendment
                             Lehman Brothers Inc., Lehman Brothers Holdings
                             Inc., as guarantor, and The Bank of New York, as
                             Trustee, to the Senior Indenture

4(f)                    -    Form of Subordinated Indenture between             Exhibit 4.3 to Lehman Brothers
                             Lehman Brothers Inc. and U.S. Bank National        Inc.'s Registration Statement No.
                             Association (as successor in interest to 33-28381  33-28381 filed on April 27, 1989 filed on April 27, 1989 Continental Bank, National
                             Association), as Trustee, with respect to Lehman
                             Brothers Inc.'s Senior Subordinated Debt
                             Securities (the "1989 Senior Subordinated
                             Indenture") (including the form of Senior
                             Subordinated Debt Securities issued thereunder)

4(g)                    -    First Supplemental Indenture, dated as of          Exhibit 4(b) to Lehman Brothers
                             June 21, 1989, between Lehman Brothers Inc. and    Inc.'s Post-Effective Amendment No.
                             U.S. Bank National Association (as successor in    3 to Registration Statement No.
                             interest to Continental Bank, National             33-63613
                             Association), as Trustee


                                                       E-1

4(h)                    -    Second Supplemental Indenture, dated as of         Exhibit 4(c) to Lehman Brothers
                             October 3, 1990, between Lehman Brothers Inc.      Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(i)                    -    Third Supplemental Indenture, dated as of          Exhibit 4(d) to Lehman Brothers
                             December 2, 1992, between Lehman Brothers Inc.     Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(j)                    -    Fourth Supplemental Indenture, dated as of         Exhibit 4(e) to Lehman Brothers
                             December 30, 1992, between Lehman Brothers Inc.    Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(k)                    -    Fifth Supplemental Indenture, dated as of          Exhibit 4(f) to Lehman Brothers
                             January 14, 1993, between Lehman Brothers Inc.     Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(l)                    -    Sixth Supplemental Indenture, dated as of          Exhibit 4(g) to Lehman Brothers
                             May 17, 1993, between Lehman Brothers Inc. and     Inc.'s Registration Statement No.
                             U.S. Bank National Association (as successor in    33-51837
                             interest to Continental Bank, National
                             Association), as Trustee

4(m)                    -    Seventh Supplemental Indenture, dated as of        Exhibit 4(h) to Lehman Brothers
                             November 17, 1993, between Lehman Brothers Inc.    Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(n)                    -    Eighth Supplemental Indenture, dated as of         Exhibit 4(i) to Lehman Brothers
                             December 23, 1993, between Lehman Brothers Inc.    Inc.'s Registration Statement No.
                             and U.S. Bank National Association (as successor   33-51837
                             in interest to Continental Bank, National
                             Association), as Trustee

4(o)                    -    Form of Ninth Supplemental Indenture between       Exhibit 4(j) to Lehman Brothers
                             Lehman Brothers Inc. and U.S. Bank National        Inc.'s Registration Statement No.
                             Association (as successor in interest to           33-51837
                             Continental Bank, National Association), as
                             Trustee

4(p)                    -    Form of Tenth Supplemental Indenture among         To be filed by amendment
                             Lehman Brothers Inc., Lehman Brothers Holdings
                             Inc., as guarantor, and U.S. Bank National
                             Association (as successor in interest to
                             Continental Bank, National Association), as
                             Trustee, to the 1989 Senior Subordinated
                             Indenture


                                                     E-2

4(q)                    -    Indenture, dated as of October 1, 1984,            --
                             between Lehman Brothers Inc. and HSBC USA Bank
                             (as successor in interest to Marine Midland
                             Bank, N.A.), as Trustee with respect to Lehman
                             Brothers Inc.'s Senior Subordinated Debt
                             Securities (the "1984 Senior Subordinated
                             Indenture") (including the form of Senior
                             Subordinated Debt Securities to be issued
                             thereunder).

4(r)                    -    Form of First Supplemental Indenture among         To be filed by amendment
                             Lehman Brothers Inc., Lehman Brothers Holdings
                             Inc., as guarantor, and HSBC USA Bank (as
                             successor in interest to Marine Midland Bank,
                             N.A.), as Trustee, to the 1984 Senior
                             Subordinated Indenture

5(a)                    -    Opinion and consent of Barrett S. DiPaolo,         --
                             Esq. as to the validity of the Guarantees

12(a)                   -    Computation of ratio of earnings to fixed          Exhibit 12 to Lehman Brothers
                             charges                                            Holdings Quarterly Report on Form
                                                                                10-Q for the six months ended May
                                                                                31, 2003 filed July 15, 2003

23(a)                   -    Consent of Barrett S. DiPaolo, Esq.                Included in Exhibit 5(a)

23(b)                   -    Consent of Ernst & Young LLP, Independent          --
                             Auditors

24(a)                   -    Powers of Attorney of Lehman Brothers Inc.         Included on page II-4

24(b)                   -    Powers of Attorney of Lehman Brothers              Included on page II-7
                             Holdings



                                                     E-3